UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2012

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101 Tampa, Florida		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

Comprehensive Care Corporation’s (the “Company”) contract with its client MMM Healthcare, Inc. and its corporate affiliate PMC Medicare Choice, Inc. (“MMM/PMC”) expired, as scheduled, on December 31, 2012. MMM/PMC decided to manage internally the services that the Company was providing. This contract accounted for 79.1%, or $41.8 million, of the Company’s revenues for the nine months ended September 30, 2012. As a result of this event and pursuant to requirements under generally accepted accounting principles, management performed a review of goodwill recorded on the Company’s balance sheet. The review was completed on December 31, 2012 and determined it was appropriate to write-off goodwill. Consequently, effective December 31, 2012, management recorded a non-cash impairment charge of $12.2 million to fully remove goodwill from the Company’s balance sheet. Management does not presently believe the impairment charge will result in material future cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

Date: December 31, 2012	By:	/s/ Clark A. Marcus
Clark A. Marcus
Chairman and Chief Executive Officer